Exhibit 10(o)
SERVICE AGREEMENT
FOR RATE SCHEDULE FSS

Date: Nov 21, 2013	Contract No. 420074-R1

This AGREEMENT is entered into by and between SALTVILLE GAS STORAGE COMPANY L.L.C.,
(“Saltville”) and ROANOKE GAS COMPANY (“Customer”).

WHEREAS, Saltville and Customer desire to enter into the Service Agreement for storage service under Rate Schedule FSS>

NO THEREFORE, in consideration of the premises and of the mutual covenants herein contained,
The parties do agree as follows:

1.)
Saltville agrees to provide and Customer agrees to take and pay for service under this Agreement pursuant to Saltville’s Rate Schedule FSS and the General Terms and Conditions of Saltville’s Tariff, which are incorporated herein by reference and made a part hereof.

2.)
The Maximum Storage Quantity (“MSQ”), Maximum Daily Withdrawal Quantity, (“MDWQ”) and Maximum Daily Injection Quantity (“MDIQ”) and the Primary Point(s) of Receipt and Delivery applicable to service under this Agreement are listed on Exhibit A attached hereto. Exhibit A constitutes a part of this agreement and is incorporated herein.

3.)
This Agreement shall be effective on April 1, 2013 and shall continue until March 31, 2018 (“Primary Term”);provided, however, that if the Primary Term is of a duration of more than one year, then the contract shall remain in force and effect and the contract term will automatically roll-over for additional five year increments (“Secondary Term”) unless Customer, one year prior to the expiration of the Primary Term or a Secondary Term, provides written notice to Saltville of either (1) exercise its right-of-first-refusal in accord with Section 8 of Rate Schedule FSS. Provided further, if the Commission or other governmental body having jurisdiction over the service rendered pursuant to this Agreement authorizes abandonment of such service, this Agreement shall terminate on the abandonment date permitted by the Commission or such other governmental body. Any portions of this Agreement necessary to correct or cash-out imbalances under this Agreement as required by the General Terms and Conditions of Saltville’s FERC Gas Tariff shall survive the other parts of this Agreement until such time as such balancing has been accomplished.

4.)
Maximum rates, charges, and fees shall be applicable to service pursuant to this Agreement except during the specified term of a discounted or negotiated rate to which Customer and Saltville have agreed. Provisions governing such discounted rate shall be as specified in the Discount Confirmation provided to Customer by Saltville. Provisions governing such negotiated rate and term shall be as specified on an appropriate Statement of Negotiated Rates filed, with the consent of Customer, as part of Saltville’s Tariff. It is further agreed that Saltville may seek authorization from the Commission and/or other appropriate body at any time and from time to time to change any rates, charges or other provisions in the applicable Rate Schedule and General Terms and Conditions of Saltville’s Tariff and Saltville shall have the right to place such changes in effect in accordance with the Natural Gas Act. Nothing contained herein shall be construed to deny Customer any rights it may have under the Natural Gas Act, including the right to participate fully in rate or other proceedings by intervention or otherwise to contest increased rates in whole or in part.

5.)
Unless otherwise required in the Tariff, all notices shall be in writing and mailed to the applicable address below or transmitted via facsimile. Customer or Saltville may change the addresses or other information below by written notice to the other without the necessity of amending this Agreement:

SALTVILLE:         SALTVILLE GAS STORAGE COMPANY L.L.C.
5400 WESTHEIMER COURT
ROUTE CODE: GTMKTSERV
HOUSTON, TX 77056

Customer:         ROANOKE GAS COMPANY
PO BOX 13007
ROANOKE, VA 24030-3007

6.)
The interpretation and performance of this Agreement shall be in accordance with the laws of the Commonwealth of Virginia without recourse to the law regarding the conflict of laws. This Agreement and the obligations of the parties are subject to all present and future valid laws with respect to the subject matter, State and Federal, and to all valid present and future orders, rules and regulations of duly constituted authorities having jurisdiction.

7.)	This Agreement supersedes and cancels, as of the effective date of this Agreement, the contract(s) between the parties hereto as described below if applicable:

[None or an appropriate description]

Contract No.: 420074-R1

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their Respective Officers and/or Representatives thereunto duly authorized to be effective as of the date stated above.

ROANOKE GAS COMPANY	SALTVILLE GAS STORAGE COMPANY L.L.C.
By: /s/ John S. D'Orazio	By: /s/ Patti Fitzgerald
Title: President & CEO	Title: VP, Marketing
Date: Nov 21, 2012	Date: 12/6/12

Exhibit A dated November 21, 2012
To the Firm Storage Service Agreement date November 21, 2012
Between
Saltville Gas Storage Company L.L.C. (Saltville)
and
ROANOKE GAS COMPANY (Customer)

Exhibit A Effective Date: 04/04/2013

I.	Primary Point(S) of Receipt:
Meter
Number     MDRO     Description                    County        State
44009         1,500     EARLY GROVE REC/INJ (59147)        WASHINGTON     VA

II.	Primary Point(S) of Delivery:
Meter
Number     MDDO     Description                    County        State
44147         2,500     EARLY GROVE DEL/WD (59009)        WASHINGTON    VA

III.	Service Levels:

1.)	Quantities:
Maximum Storage Quantity (MSQ):                 250,000 Dth
Maximum Daily Injection Quantity (MDIQ):             1,500 Dth/Day
Maximum Daily Withdrawal Quantity (MDWQ):             2,500 Dth/Day

SIGNED FOR IDENTIFICATION:

SALTVILLE: /s/ Patti Fitzgerald

CUSTOMER: /s/ John S. D’Orazio

SUPERSEDES EXHIBIT A DATED N/A

Legal Approved by CMP, Capacity Approved by WW, Credit Approved by GW

Page 1 of 1                 Contract No: 420074-R1A1